UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2022

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road Suite B	Solon,	OH	44139
(Address of principal executive offices)			(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EFOI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of K.R. “Kaj” den Daas
On September 6, 2022, Energy Focus, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had appointed K. R. “Kaj” den Daas as a director of the Company, effective September 4, 2022. The Board affirmatively determined that, at the time of his appointment, Mr. den Daas is an independent director under the corporate governance standards of the Nasdaq Stock Market LLC (“Nasdaq”).
Mr. den Daas, age 72, was Chief Executive Officer of Quality Light Source until March 2018. Mr. den Daas transitioned into a non-executive position in the holding company QL Light Source Company Hong Kong Ltd. (manufacturer and marketer of LED lamps) in April 2018. Mr. den Daas was previously Chief Executive Officer of TCP International Holdings, Ltd. from July 2015 to October 2016. Mr. den Daas retired in December 2009 as Executive Vice President of Philips Lighting B.V. of the Netherlands (manufacturer of lighting fixtures and related components) and Chairman of its North American Lighting Operations. Mr. den Daas was responsible for oversight of the manufacturing, distribution, sales and marketing of Philips products in the United States, Canada and Mexico, with prior Philips experience in the Asia Pacific area. Mr. den Daas is currently a director on the board of Valmont Industries, Inc., where he serves as the chair of the Audit Committee and a member of both the Nominating and Corporate Governance Committee and Environmental, Social and Governance Committee. Mr. den Daas previously served on the board of directors of Lighting Science Group Corp. Mr. den Daas has more than 45 years of international experience in the lighting industry.
Mr. den Daas was appointed to serve on the Audit and Finance Committee (the “Audit Committee”) of the Board, effective September 4, 2022.
Mr. den Daas will participate in the Company’s standard director compensation program for non-employee directors, which is described on page 37 of the Company’s Proxy Statement for its 2022 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 13, 2022. There are no arrangements or understandings between Mr. den Daas and any other person pursuant to which he was selected as a director. There are no related persons transactions involving Mr. den Daas that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Philip Politziner Retirement
On September 1, 2022, Philip Politziner, a member of the Board, provided his notice of retirement from the Board, effective September 1, 2022. Mr. Politziner’s term as a director would have otherwise expired at the 2023 annual meeting of stockholders of the Company. Mr. Politziner’s resignation did not involve any disagreement with the Company. Brian Lagarto, a current member of the Board, was appointed Chair of the Audit Committee following Mr. Politziner’s retirement, effective September 4, 2022. Following Mr. den Daas’ appointment to the Audit Committee, the Audit Committee consists of three independent directors in accordance with Nasdaq Listing Rule 5605, which requires that the Company’s Audit and Finance Committee be comprised of at least three directors, all of whom are independent pursuant to the rules of Nasdaq and applicable law.
A copy of the press release issued by the Company announcing the appointment of Mr. den Daas is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit
Number	Description

99.1	Press Release Dated September 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022

ENERGY FOCUS, INC.

	By:	/s/ Clifford R. Griffin
	Name:	Clifford R. Griffin
	Title:	SVP, Corporate Controller and Chief Accounting Officer